Exhibit 23.2

Plante & Moran, PLLC Suite 500 2601 Cambridge Court Auburn Hills, MI 48326 Tel: 248.375.7100 Fax: 248.375.7101 plantemoran.com

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement of First Merchants Corporation (the “Corporation”) on Form S-4 (333-261869) of our report dated March 11, 2022 relating to the consolidated financial statements of Level One Bancorp, Inc.

Auburn Hills, Michigan

April 1, 2022